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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                       COMMISSION FILE NUMBER  33-67854
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         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) MAY 15, 1998
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                              CMI INDUSTRIES, INC.
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             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


               DELAWARE                                      57-0836097
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   (STATE OR OTHER JURISDICTION OF                        (I.R.S. EMPLOYER
    INCORPORATION OR ORGANIZATION)                        IDENTIFICATION NO.)


         1301 GERVAIS STREET, SUITE 920, COLUMBIA, SOUTH CAROLINA 29201
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                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

      (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE) (803) 771-4434
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                                 NOT APPLICABLE
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              (FORMER NAME, FORMER ADDRESS AND FORMER FISCAL YEAR,
                         IF CHANGED SINCE LAST REPORT)
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ITEM 5.   OTHER EVENT.

     On May 15, 1998, CMI Industries, Inc. ("CMI") entered into a merger agreement (the "Merger Agreement") with CMI Management, Inc. ("CMI Management"), a company organized by its senior management and CMI Acquisitions, Inc. ("CMI Acquisitions"), a wholly-owned subsidiary of CMI Management, pursuant to which CMI Acquisitions will merge with and into CMI, and CMI will be the surviving corporation in the Merger. As a result of the Merger, CMI will become a wholly-owned subsidiary of CMI Management with current stockholders of CMI receiving $43.00 in cash and 2/45's of a share of CMI Management Common Stock as merger consideration (the "Merger Consideration"). Immediately prior to the Merger, it is anticipated that each of the stockholders of CMI other than Merrill Lynch Capital Partners, Inc. ("MLCP") will participate in an exchange (the "Exchange") pursuant to an exchange agreement (the "Exchange Agreement") whereby such stockholders will exchange a pre-determined number of their shares of Company Common Stock (and options to purchase Company Common Stock, if applicable) for an equal number of shares of CMI Management Common Stock. Upon consummation of the Merger and the Exchange, affiliates of MLCP, which now own 58.7% of the outstanding CMI Common Stock, will no longer have a controlling interest in CMI or its new parent, CMI Management. Rather, members of management and other stockholders with historical ties to CMI Industries will own approximately 63.9% of the fully diluted CMI Management Common Stock.

     The aggregate cash portion of the Merger Consideration will be approximately $65.3 million. The Merger will be funded by (i) equity financing from BancBoston Ventures, Inc. ("BBV") in an aggregate amount of $9.0 million;
(ii) borrowings under a new $75.0 million senior secured credit facility (the "New Credit Facility"); and (iii) the issuance of senior subordinated notes by CMIA.

     Consummation of the Merger is subject to a number of conditions including approval by the CMI stockholders, the receipt of anticipated equity financing from existing stockholders of CMI and BBV and the receipt of satisfactory debt financing.

     The press release announcing the Merger Agreement is incorporated herein by reference.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (a) and (b) Not Applicable.

     (c)  Exhibits.

          99.1  Press Release of CMI Industries, Inc. dated May 18, 1998.



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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



Date:  May 28, 1998                          By:/s/ James A. Ovenden
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                                                James A. Ovenden
                                                Executive Vice President and
                                                 Chief Financial Officer









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